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                                                                    EXHIBIT 8(d)

                                     FORM OF
                                AMENDED EXHIBIT 1
                        TO ACCOUNTING SERVICES AGREEMENT

                              INVESTMENT COMPANIES

SCHWAB CAPITAL TRUST

Schwab Asset Director - High Growth Fund
Schwab Asset Director - Balanced Growth Fund
Schwab Asset Director - Conservative Growth Fund
Schwab International Index Fund
Schwab Small-Cap Index Fund
Schwab OneSource Portfolios - International
Schwab OneSource Portfolios - Growth Allocation
Schwab OneSource Portfolios - Balanced Allocation
Schwab OneSource Portfolios - Small Company

SCHWAB INVESTMENTS

SCHWAB ANNUITY PORTFOLIOS
Schwab Asset Director - High Growth Portfolio


                                        INVESTMENT COMPANIES
                                        (LISTED ON EXHIBIT 1)


                                        By:_____________________________________
                                        Name:    William J. Klipp
                                        Title:   Executive Vice President &
                                                 Chief Operating Officer


                                        FEDERATED SERVICES COMPANY


                                        By:_____________________________________
                                        Name:    Douglas L. Hein
                                        Title:   Senior Vice President